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                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, Gloria Alli, acting on behalf of HSBC Bank USA, National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated November 1, 1994, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Trust for Texaco Capital Inc. Guaranteed Debentures during the period from January 1, 2006 to December 31, 2006.

Date: January 18, 2007

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee of

                                        CABCO TRUST FOR TEXACO CAPITAL INC.
                                        GUARANTEED DEBENTURES


                                        By: /s/ Gloria Alli
                                            ------------------------------------
                                        Name: Gloria Alli
                                        Title: Assistant Vice President